Exhibit 23.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated January 28, 2010 on the consolidated financial statements of Southern China Livestock International Inc. for the fiscal years ended September 30, 2009 and 2008 included in the Registration Statement on Form S-1 of EXPEDITE 4, INC (the "Company") being filed by the Company.

/s/ Schwartz Levitsky Feldman llp

Toronto, Ontario, Canada	Chartered Accountants
May 27, 2010	Licensed Public Accountants